Exhibit 21

LIST OF THE ODP CORPORATION’S SIGNIFICANT SUBSIDIARIES

Domestic/US Subsidiaries:

Name	Jurisdiction of Incorporation
The Office Club, Inc.	California
Viking Office Products, Inc.	California
Computers4Sure.com, Inc.	Connecticut
Solutions4Sure.com, Inc.	Connecticut
OD International, Inc.	Delaware
Japan Office Supplies, LLC	Delaware
ODV France LLC	Delaware
OD France L.L.C.	Delaware
4Sure.com, Inc.	Delaware
Swinton Avenue Trading Limited, Inc.	Delaware
2300 South Congress LLC	Delaware
Neighborhood Retail Development Fund, LLC	Delaware
HC Land Company LLC	Delaware
Notus Aviation, Inc.	Delaware
OD Medical Solutions, LLC	Delaware
OD Brazil Holdings, LLC	Delaware
Office Depot N.A. Shared Services LLC	Delaware
Office Depot Foreign Holdings GP, LLC	Delaware
Office Depot Foreign Holdings LP, LLC	Delaware
eDepot, LLC	Delaware
Mapleby Holdings Merger Corporation	Delaware
Wahkiakum Gas Corporation	Delaware
Reliable Express Corporation	Delaware
Picabo Holdings, Inc.	Delaware
OMX Timber Finance Holdings II, LLC	Delaware
OMX Timber Finance Holdings I, LLC	Delaware
OfficeMax Incorporated	Delaware
Office Depot Pension Finance LLC	Delaware
OfficeMax Southern Company	Louisiana
OfficeMax Nevada Company	Nevada
OMX, Inc.	Nevada
OfficeMax North America, Inc.	Ohio
North American Card and Coupon Services, LLC	Virginia
Premium Inc.	Hawaii
6600 North Holdings, LLC	Delaware
6600 North Owner, LLC	Delaware
Office Depot Puerto Rico, LLC	Puerto Rico
Complete Office, LLC	Washington
Complete Office of Wisconsin, Inc.	Wisconsin
Complete Office of California, Inc.	California
Lincoln Merger Sub Two, LLC	Delaware
CompuCom Super Holdings, LLC	Delaware
CompuCom Intermediate Holdings, Inc.	Delaware
CompuCom Systems Holdings LLC	Delaware
CompuCom Systems, Inc.	Delaware
CompuCom Finance, Inc.	Delaware
CSI Funding, Inc.	Delaware
CompuCom Systems Federal Inc.	Delaware
CompuCom Puerto Rico, LLC	Delaware
Sandia Office Supply, Inc.	New Mexico
Admiral Express, LLC	Oklahoma
Midway Office Supply, LLC	New Mexico
SOS Investments, LLC	New Mexico
Extensys, Inc.	Florida

Regency Office Products, LLC	North Carolina
Regency Franchise Group, LLC	North Carolina
POP Pinnacle Office Products, LLC	Texas
Chicago Regency, LLC	North Carolina
Regency Office Products of Missouri, LLC	Delaware
Garvey’s Office Products, Inc.	Illinois
Perimeter Office Products, Inc.	Georgia
Bertelson Brothers, Inc.	Minnesota
ZerBee, LLC	Minnesota
Trio Supply Company	Minnesota
COS Business Products & Interiors, Inc.	Tennessee
Americas Office Source, Inc.	Florida
Discount Office Items, Inc.	Wisconsin
Office Essentials Inc.	Missouri
Office Depot Logistics, Inc.	Delaware
Office Depot, LLC	Delaware
ODP Investment, LLC	Delaware

Foreign Subsidiaries of the Company:

Name	Jurisdiction of Incorporation
Clearfield Insurance Limited	Bermuda
Office Depot Overseas Holding Limited	Bermuda
Grand & Toy Limited	Canada (Ontario)
CompuCom Canada Co.	Canada (Nova Scotia)
CSI Funding Canada Co.	Canada (Nova Scotia)
AsiaEC.com Limited	Cayman Islands
Office Depot Merchandising (Shenzhen) Co. Ltd.	China
CompuCom Costa Rica CSI, S.A.	Costa Rico
Office Depot Asia Holding Limited	Hong Kong
Office Depot Global Sourcing Ltd	Hong Kong
CompuCom — CSI Systems India Private Limited	India
OM Luxembourg Holdings S.à r.l.	Luxembourg
CCSI — CompuCom International Holding Limited	Mauritius
CCSI — CompuCom Holdings, S. de R.L. de C.V.	Mexico
CCSI — CompuCom GSC Mexico, S. de R.L. de C.V.	Mexico
CCSI CompuCom Servicios, S. de R.L. de C.V.	Mexico
Guilbert UK Pension Trustees Ltd	United Kingdom
Office Depot UK Pension Sponsor Limited	United Kingdom

*	Ownership may consist of one subsidiary or any combination of subsidiaries, which may include The ODP Corporation